UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2011

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of shareholders of Jones Soda Co. (the “Company”) held on May 25, 2011 (the “2011 Annual Meeting”), the Company’s shareholders approved the Jones Soda Co. 2011 Incentive Plan (the “2011 Plan”).

As a result of shareholder approval of the 2011 Plan, the 2002 Stock Option and Restricted Stock Plan (the “2002 Plan”) was terminated, and equity awards granted after the 2011 Annual Meeting will be made under the 2011 Plan. Awards outstanding under the 2002 Plan as of May 25, 2011 will remain outstanding under the 2002 Plan in accordance with their existing terms. Shareholder approval of the 2011 Plan will provide flexibility to grant awards under the 2011 Plan that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue code of 1986, as amended.

The 2011 Plan initially authorizes the issuance of 3,000,000 shares of the Company’s common stock. The number of shares authorized under the 2011 Plan also may be increased each January 1st starting in 2012 by an amount equal to the least of (a) 1,300,000 shares, (b) 4.0% of our outstanding common stock as of the end of our immediately preceding fiscal year, and (c) a lesser amount determined by the Board of Directors (the “Board”), provided that the number of shares that may be granted pursuant to awards in a single year may not exceed 10% of the Company’s outstanding shares of common stock on a fully diluted basis as of the end of the immediately preceding fiscal year.

The Board or the Compensation and Governance Committee of the Board (including a subcommittee thereof) administers the 2011 Plan, although the Board may delegate concurrent administration of the 2011 Plan to different committees consisting of two or more members of the Board or to one or more senior executive officers in accordance with the 2011 Plan’s terms.

Employees, officers, directors, consultants, agents, advisors and independent contractors are eligible to receive awards under the 2011 Plan. Awards may consist of stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance awards or other stock or cash-based awards. The 2011 Plan will expire on April 1, 2021, unless earlier terminated pursuant to the terms of the 2011 Plan.

The description of the 2011 Plan contained in this report is qualified in its entirety by reference to the full text of the 2011 Plan, which was filed with the Securities and Exchange Commission on April 12, 2011 as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A for the 2011 Annual Meeting and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the shareholders voted on the election of directors, approval of the 2011 Plan and ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for 2011.

The shareholders elected the following six directors, who received the number of votes set forth opposite their respective names:

	For	Withhold	Broker Non-Votes
Mills A. Brown	10,967,585	518,657	15,451,932
Richard S. Eiswirth, Jr.	10,886,478	599,764	15,451,932
Michael M. Fleming	11,063,667	422,575	15,451,932
Matthew K. Kellogg	10,930,155	556,087	15,451,932
William R. Meissner	11,152,306	333,936	15,451,932
Susan A. Schreter	10,888,704	597,538	15,451,932

The shareholders approved the 2011 Plan by a vote of 8,207,103 shares for, 3,144,288 shares against, and 134,851 shares abstaining. There were 15,451,932 broker non-votes in connection with this matter.

The shareholders ratified the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year 2011 by a vote of 26,458,152 shares for, 380,010 shares against, and 100,012 shares abstaining. There were no broker non-votes in connection with this matter.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit
No.	Description
10.1	Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Annex A to the Company’s Definitive Proxy Statement filed on April 12, 2011.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

June 1, 2011	By:	Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer